www.valaris.com	Press Release

Valaris Reports Fourth Quarter 2024 Results

Hamilton, Bermuda, February 19, 2025… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported fourth quarter 2024 results.

President and Chief Executive Officer Anton Dibowitz said, “We continued to deliver solid operating and financial performance, achieving fleetwide revenue efficiency of 96% in the fourth quarter and 97% for the full year. We also had outstanding safety performance in 2024 and are proud to have been recognized with safety awards by both the IADC and the Center for Offshore Safety. I thank every member of the Valaris team around the world for their dedication, hard work and continued focus on operating safely and efficiently for our customers.”

Dibowitz added, “The contracting outlook for 2026 and beyond remains strong for high-specification assets and we are focused on securing attractive, long-term programs for our active rigs. We will also continue to prudently manage our fleet as demonstrated by our recent actions to reduce costs for idle rigs and further focus our fleet on high-specification assets.”

Dibowitz concluded, “We are steadfast in our belief that offshore oil and gas will play an important role in providing secure, reliable and affordable energy to the world. Valaris is well-positioned to help meet that need and drive sustainable, long-term value creation for our shareholders by virtue of our high-specification fleet and excellent safety and operational track record.”

Financial and Operational Highlights

•Delivered net income of $131 million and Adjusted EBITDA of $142 million;
•Achieved revenue efficiency of 96% during the quarter and 97% for the year;
•Generated $125 million of cash from operating activities and $13 million of Free Cash Flow;
•Repurchased $25 million of shares;
•Recognized by the International Association of Drilling Contractors ("IADC") Brazil Chapter with its 2024 Safety Award;
•Secured approximately $120 million of contract backlog, including a multi-year contract for jackup VALARIS Stavanger in the North Sea; and
•Announced in the first quarter 2025 the planned retirement of semisubmersibles VALARIS DPS-3, DPS-5 and DPS-6 and the sale of jackup VALARIS 75 for $24 million.

Fourth Quarter Review

Net income increased to $131 million from $63 million in the third quarter 2024, including a tax benefit of $7 million compared to tax expense of $24 million in the third quarter. Adjusted EBITDA decreased to $142 million from $150 million in the third quarter primarily due to lower utilization for the floater fleet, partially offset by more operating days for the jackup fleet.

Revenues exclusive of reimbursable items decreased to $548 million from $600 million in the third quarter primarily due to lower utilization for the floater fleet and lower amortized mobilization revenue, partially offset by more operating days for the jackup fleet.

Exclusive of reimbursable items, contract drilling expenses decreased to $381 million from $423 million in the third quarter primarily due to lower amortized mobilization expense, lower costs associated with rigs that were idle during the quarter and lower repair costs.

Depreciation expense increased to $34 million from $32 million in the third quarter 2024. General and administrative expenses decreased to $27 million from $31 million in the third quarter 2024 primarily due to lower compensation costs and professional fees.

Other income of $5 million compared to other expense of $8 million in the third quarter 2024. This increase was primarily due to foreign currency exchange gains compared to losses in the third quarter.

Tax benefit of $7 million compared to tax expense of $24 million in the third quarter 2024. The fourth quarter tax provision included $16 million of discrete tax benefit, which was primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Exclusive of discrete tax items, tax expense decreased to $9 million from $24 million in the third quarter.

Capital expenditures increased to $112 million from $82 million in the third quarter 2024 primarily due to higher rig upgrade expenditures related to contract preparations for VALARIS 144 and DS-4.

Cash and cash equivalents and restricted cash decreased to $381 million as of December 31, 2024, from $392 million as of September 30, 2024. The decrease was primarily due to capital expenditures and share repurchases, partially offset by cash flow from operations.

Fourth Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items decreased to $328 million from $375 million in the third quarter. The decrease was primarily due to lower utilization for the floater fleet associated with out of service time for VALARIS DS-15 and DS-17 to meet regulatory requirements in Brazil and for VALARIS DS-4 to complete upgrade work prior to the start of its contract as well as idle time for VALARIS DS-10 and DPS-5, which completed contracts during the third quarter.

Exclusive of reimbursable items, contract drilling expenses decreased to $211 million from $235 million in the third quarter primarily due to capitalization of costs for VALARIS DS-4 during its shipyard upgrade project, lower costs for VALARIS DPS-5 and DS-10 while the rigs were warm stacked during the fourth quarter and lower mobilization expense.

Jackups

Revenues exclusive of reimbursable items decreased to $188 million from $193 million in the third quarter primarily due to lower amortized mobilization revenue associated with VALARIS 247. This was partially offset by more operating days for the jackup fleet primarily due to VALARIS 249 returning to work after completing leg repairs and a full quarter of operations for VALARIS 247 and 122.

Exclusive of reimbursable items, contract drilling expenses decreased to $114 million from $137 million in the third quarter primarily due to lower amortized mobilization expense associated with VALARIS 247 and lower repair costs for VALARIS 249.

ARO Drilling

Revenues increased to $136 million from $114 million in the third quarter 2024 primarily due to a full quarter of operations for Kingdom 2, which commenced its maiden contract in the third quarter, and more operating days for Kingdom 1 due to out of service time in the prior quarter. Contract drilling expenses decreased to $82 million from $94 million in the third quarter primarily due to lower bareboat charter expense.

Other

Revenues exclusive of reimbursable items increased to $33 million from $32 million in the third quarter 2024. Exclusive of reimbursable items, contract drilling expenses increased to $18 million from $15 million in the third quarter due to higher survey costs for rigs leased to ARO.

		Three Months Ended (Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1) (2)		Consolidated Total
(in millions, except %)	Q4 2024	Q3 2024	Chg	Q4 2024	Q3 2024	Chg	Q4 2024	Q3 2024	Chg	Q4 2024	Q3 2024	Chg	Q4 2024	Q3 2024	Q4 2024	Q3 2024	Chg
Operating revenues:
Revenues (exclusive of reimbursable revenues) (3)	$327.7	$374.9	(13)%	$187.8	$192.6	(2)%	$136.3	$113.7	20%	$32.5	$32.4	—%	$(136.3)	$(113.7)	$548.0	$599.9	(9)%
Reimbursable revenues (3)	15.7	14.1	11%	15.3	21.1	(27)%	—	—	—%	5.4	8.0	(33)%	—	—	36.4	43.2	(16)%
Total operating revenues (3)	343.4	389.0	(12)%	203.1	213.7	(5)%	136.3	113.7	20%	37.9	40.4	(6)%	(136.3)	(113.7)	584.4	643.1	(9)%
Operating expenses:
Contract drilling (exclusive of depreciation and reimbursable expense) (3)	210.9	235.2	10%	113.9	136.9	17%	81.5	93.8	13%	17.6	14.9	(18)%	(43.4)	(58.2)	380.5	422.6	10%
Reimbursable expenses (3)	15.8	12.5	(26)%	13.7	19.8	31%	—	—	—%	5.3	7.2	26%	—	—	34.8	39.5	12%
Total contract drilling (exclusive of depreciation) (3)	226.7	247.7	8%	127.6	156.7	19%	81.5	93.8	13%	22.9	22.1	(4)%	(43.4)	(58.2)	415.3	462.1	10%
Loss on Impairment	—	—	—%	—	—	—	—	28.4	nm	—	—	—%	—	(28.4)	—	—	—
Depreciation	16.0	14.8	(8)%	12.3	11.4	(8)%	29.4	21.1	(39)%	2.8	2.9	3%	(26.6)	(18.5)	33.9	31.7	(7)%
General and admin.	—	—	—%	—	—	—%	7.5	4.9	(53)%	—	—	—%	19.2	25.7	26.7	30.6	13%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	10.7	(23.8)	10.7	(23.8)	nm
Operating income (loss)	$100.7	$126.5	(20)%	$63.2	$45.6	39%	$17.9	$(34.5)	nm	$12.2	$15.4	(21)%	$(74.8)	$(58.1)	$119.2	$94.9	26%

Net income (loss)	$102.4	$126.8	(19)%	$64.0	$45.7	40%	$15.1	$(54.0)	nm	$13.2	$16.3	(19)%	$(64.1)	$(71.9)	$130.6	$62.9	108%

Adjusted EBITDA	$116.7	$141.3	(17)%	$75.5	$57.0	32%	$47.3	$15.0	215%	$15.0	$18.3	(18)%	$(112.1)	$(81.2)	$142.4	$150.4	(5)%
Adjusted EBITDAR	$118.5	$143.2	(17)%	$75.5	$57.0	32%	$47.3	$15.0	215%	$15.0	$18.3	(18)%	$(112.1)	$(81.2)	$144.2	$152.3	(5)%
nm - Not meaningful
(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.
(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."
(3) Certain previously reported line items presented in the table above (Total operating revenues and Total contract drilling expenses (exclusive of depreciation)) were further disaggregated to separately disclose Reimbursable revenues and Reimbursable expenses, respectively, to align with the updated presentation of our segment tables upon the adoption of ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures ("Update 2023-07"). The disaggregation of these line items was presentational only and was retrospectively applied to the prior periods presented. There were no impacts to the overall Total operating revenues or Total contract drilling expense (exclusive of depreciation) line items.

As previously announced, Valaris will hold its fourth quarter 2024 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Thursday, February 20, 2025.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts, including for VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation, tariffs and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; the use of artificial intelligence by us, third-party service providers or our competitors; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues) (1)	$548.0	$599.9	$572.8	$491.2	$452.9
Reimbursable revenues (1)	36.4	43.2	37.3	33.8	30.9
Total operating revenues (1)	584.4	643.1	610.1	525.0	483.8

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses) (1)	380.5	422.6	402.9	412.5	372.4
Reimbursable expenses (1)	34.8	39.5	35.8	32.3	29.6
Total contract drilling expenses (exclusive of depreciation) (1)	415.3	462.1	438.7	444.8	402.0

Depreciation	33.9	31.7	29.7	26.8	27.5
General and administrative	26.7	30.6	32.5	26.5	24.3
Total operating expenses	475.9	524.4	500.9	498.1	453.8
EQUITY IN EARNINGS (LOSSES) OF ARO	10.7	(23.8)	(0.3)	2.4	8.3
OPERATING INCOME	119.2	94.9	108.9	29.3	38.3

OTHER INCOME (EXPENSE)
Interest income	16.6	17.5	31.0	21.0	27.2
Interest expense, net	(22.1)	(22.4)	(22.6)	(17.7)	(21.7)
Other, net	10.1	(2.8)	3.5	5.8	(5.5)
Total other income (expense)	4.6	(7.7)	11.9	9.1	—

INCOME BEFORE INCOME TAXES	123.8	87.2	120.8	38.4	38.3

PROVISION (BENEFIT) FOR INCOME TAXES	(6.8)	24.3	(30.0)	12.9	(790.2)

NET INCOME	130.6	62.9	150.8	25.5	828.5

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3.1	1.7	(1.2)	—	6.7

NET INCOME ATTRIBUTABLE TO VALARIS	$133.7	$64.6	$149.6	$25.5	$835.2

EARNINGS PER SHARE
Basic	$1.88	$0.89	$2.07	$0.35	$11.47
Diluted	$1.88	$0.88	$2.03	$0.35	$11.30
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	71.1	72.4	72.4	72.4	72.8
Diluted	71.2	73.2	73.7	73.6	73.9

(1) Certain previously reported line items presented in the Consolidated Statements of Operations (Total operating revenues and Total contract drilling expenses (exclusive of depreciation)) were further disaggregated to separately disclose Reimbursable revenues and Reimbursable expenses, respectively, to align with the updated presentation of our segment tables upon the adoption of Update 2023-07. The disaggregation of these line items was presentational only and was retrospectively applied to the prior periods presented. There were no impacts to the overall Total operating revenues or Total contract drilling expense (exclusive of depreciation) line items.

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$368.2	$379.3	$398.3	$494.1	$620.5
Restricted cash	12.3	12.9	12.0	15.0	15.2
Accounts receivable, net	571.2	555.8	631.7	510.9	459.3
Other current assets	127.0	163.5	182.6	177.6	177.2
Total current assets	$1,078.7	$1,111.5	$1,224.6	$1,197.6	$1,272.2

PROPERTY AND EQUIPMENT, NET	1,932.9	1,842.7	1,809.4	1,732.3	1,633.8

LONG-TERM NOTES RECEIVABLE FROM ARO	296.2	265.4	259.2	289.3	282.3

INVESTMENT IN ARO	113.4	102.7	126.5	126.8	124.4

DEFERRED TAX ASSETS	849.5	837.0	841.1	854.8	855.1

OTHER ASSETS	149.1	174.1	154.8	153.6	154.4

Total assets	$4,419.8	$4,333.4	$4,415.6	$4,354.4	$4,322.2

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$328.5	$303.7	$347.0	$394.2	$400.1
Accrued liabilities and other	351.0	388.6	360.6	366.5	344.2
Total current liabilities	$679.5	$692.3	$707.6	$760.7	$744.3

LONG-TERM DEBT	1,082.7	1,081.8	1,081.0	1,080.1	1,079.3

DEFERRED TAX LIABILITIES	30.1	31.1	31.2	31.6	29.9

OTHER LIABILITIES	383.2	404.4	408.4	451.7	471.7

TOTAL LIABILITIES	2,175.5	2,209.6	2,228.2	2,324.1	2,325.2

TOTAL EQUITY	2,244.3	2,123.8	2,187.4	2,030.3	1,997.0

Total liabilities and shareholders' equity	$4,419.8	$4,333.4	$4,415.6	$4,354.4	$4,322.2

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Years Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$369.8	$866.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	122.1	101.1
Accretion of discount on notes receivable from ARO	(40.0)	(28.3)
Share-based compensation expense	27.7	27.3
Equity in losses (earnings) of ARO	11.0	(13.3)
Deferred income tax expense (benefit)	5.8	(786.4)
Net periodic pension and retiree medical income	(2.4)	(0.9)
Net (gain) loss on sale of property	0.2	(28.6)
Loss on extinguishment of debt	—	29.2
Changes in deferred costs	39.3	(26.1)
Changes in contract liabilities	(31.7)	4.9
Other	9.3	6.7
Changes in operating assets and liabilities	(134.2)	121.8
Contributions to pension plans and other post-retirement benefits	(21.5)	(6.7)
Net cash provided by operating activities	$355.4	$267.5

INVESTING ACTIVITIES
Additions to property and equipment	$(455.1)	$(696.1)
Net proceeds from disposition of assets	2.8	30.3
Net cash used in investing activities	$(452.3)	$(665.8)

FINANCING ACTIVITIES
Payments for share repurchases	$(126.4)	$(198.6)
Payments for tax withholdings for share-based awards	(29.9)	(5.4)
Debt issuance costs	(0.8)	(38.6)
Issuance of Second Lien Notes	—	1,103.0
Redemption of First Lien Notes	—	(571.8)
Other	(1.2)	(3.1)
Net cash provided by (used in) financing activities	$(158.3)	$285.5

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(255.2)	$(112.8)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	635.7	748.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$380.5	$635.7

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
OPERATING ACTIVITIES
Net income	$130.6	$62.9	$150.8	$25.5	$828.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	33.9	31.7	29.7	26.8	27.5
Deferred income tax expense (benefit)	(13.5)	3.8	13.5	2.0	(788.7)
Equity in losses (earnings) of ARO	(10.7)	23.8	0.3	(2.4)	(8.3)
Accretion of discount on notes receivable from ARO	(6.2)	(6.2)	(20.6)	(7.0)	(7.1)
Share-based compensation expense	5.3	7.0	7.4	8.0	7.8
Net (gain) loss on sale of property	(0.1)	0.2	—	0.1	(0.7)
Changes in contract liabilities	(18.2)	11.3	(17.8)	(7.0)	8.8
Changes in deferred costs	6.7	33.4	(3.0)	2.2	3.2
Other	1.9	0.8	2.4	1.8	0.6
Changes in operating assets and liabilities	(3.2)	37.8	(147.5)	(21.3)	27.3
Contributions to pension plans and other post-retirement benefits	(1.9)	(13.5)	(3.7)	(2.4)	(2.2)
Net cash provided by operating activities	$124.6	$193.0	$11.5	$26.3	$96.7

INVESTING ACTIVITIES
Additions to property and equipment	$(111.7)	$(81.9)	$(110.2)	$(151.3)	$(463.0)
Net proceeds from disposition of assets	2.6	0.1	0.1	—	1.1
Net cash used in investing activities	$(109.1)	$(81.8)	$(110.1)	$(151.3)	$(461.9)

FINANCING ACTIVITIES
Payments for share repurchases	$(25.0)	$(100.0)	$—	$(1.4)	$(51.2)
Payments for tax withholdings for share-based awards	(0.2)	(29.3)	(0.2)	(0.2)	(0.2)
Other	(2.0)	—	—	—	(5.0)
Net cash used in financing activities	$(27.2)	$(129.3)	$(0.2)	$(1.6)	$(56.4)

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(11.7)	$(18.1)	$(98.8)	$(126.6)	$(421.6)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	392.2	410.3	509.1	635.7	1,057.3
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$380.5	$392.2	$410.3	$509.1	$635.7

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
REVENUES
Floaters
Drillships	$285.5	$323.9	$291.6	$249.8	$191.0
Semisubmersibles	42.2	51.0	78.8	60.0	56.1
	$327.7	$374.9	$370.4	$309.8	$247.1
Reimbursable Revenues (1) (2)	15.7	14.1	13.5	14.6	16.1
Total Floaters	$343.4	$389.0	$383.9	$324.4	$263.2

Jackups (3)
HD Harsh Environment	$113.5	$118.7	$87.4	$67.5	$76.6
HD & SD Modern	59.5	58.4	63.8	57.0	79.0
SD Legacy	14.8	15.5	15.6	14.8	14.4
	$187.8	$192.6	$166.8	$139.3	$170.0
Reimbursable Revenues (1) (2)	15.3	21.1	19.0	13.0	9.3
Total Jackups	$203.1	$213.7	$185.8	$152.3	$179.3

Other
Leased and Managed Rigs	$32.5	$32.4	$35.6	$42.1	$36.1
Reimbursable Revenues (1) (2)	5.4	8.0	4.8	6.2	5.2
Total Other	$37.9	$40.4	$40.4	$48.3	$41.3

Total Operating Revenues	$584.4	$643.1	$610.1	$525.0	$483.8

Total Reimbursable Revenues (1) (2)	$36.4	$43.2	$37.3	$33.8	$30.6

Revenues Exclusive of Reimbursable Revenues	$548.0	$599.9	$572.8	$491.2	$453.2

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

(2)In connection with our adoption of Update 2023-07 during the fourth quarter of 2024, we updated the presentation of Reimbursable Revenues in this table to align with our presentation on the Consolidated Statements of Operations. This change is presentational only and was applied retrospectively for all periods presented. There were no changes to total segment revenues or total operating revenues as a result of this update.

(3)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$108.4	$130.9	$91.2	$55.6	$16.7
Semisubmersibles (1)	8.3	10.4	35.2	15.4	20.5
	$116.7	$141.3	$126.4	$71.0	$37.2

Jackups
HD Harsh Environment (1)	$50.0	$31.4	$36.3	$5.4	$21.1
HD & SD Modern (1)	19.5	20.0	21.3	8.6	30.1
SD Legacy (1)	6.0	5.6	5.0	4.4	4.8
	$75.5	$57.0	$62.6	$18.4	$56.0

Total	$192.2	$198.3	$189.0	$89.4	$93.2

Other
Leased and Managed Rigs (1)	$15.0	$18.3	$20.8	$26.1	$23.2

Total	$207.2	$216.6	$209.8	$115.5	$116.4

Support costs
General and administrative expense	$26.7	$30.6	$32.5	$26.5	$24.3
Onshore support costs	38.1	35.6	38.4	35.3	34.6
	$64.8	$66.2	$70.9	$61.8	$58.9

Valaris Total	$142.4	$150.4	$138.9	$53.7	$57.5

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$207.6	$213.1	$218.1	$126.3	$137.5
Leased and Managed Rigs (1)	15.0	18.3	20.8	26.1	23.2
	$222.6	$231.4	$238.9	$152.4	$160.7

Stacked Fleet (1) (3)	(13.6)	(12.9)	(18.2)	(6.6)	(5.8)
	$209.0	$218.5	$220.7	$145.8	$154.9

Support costs
General and administrative expense	$26.7	$30.6	$32.5	$26.5	$24.3
Onshore support costs	38.1	35.6	38.4	35.3	34.6
	$64.8	$66.2	$70.9	$61.8	$58.9

Valaris Total	$144.2	$152.3	$149.8	$84.0	$96.0

Reactivation costs (4)	$1.8	$1.9	$10.9	$30.3	$38.5

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$110.2	$132.8	$102.1	$85.9	$55.2
Semisubmersibles (1)	8.3	10.4	35.2	15.4	20.5
	$118.5	$143.2	$137.3	$101.3	$75.7

Jackups
HD Harsh Environment (1)	$50.0	$31.4	$36.3	$5.4	$21.1
HD & SD Modern (1)	19.5	20.0	21.3	8.6	30.1
SD Legacy (1)	6.0	5.6	5.0	4.4	4.8
	$75.5	$57.0	$62.6	$18.4	$56.0

Total	$194.0	$200.2	$199.9	$119.7	$131.7

Other
Leased and Managed Rigs (1)	$15.0	$18.3	$20.8	$26.1	$23.2

Total	$209.0	$218.5	$220.7	$145.8	$154.9

Support costs
General and administrative expense	$26.7	$30.6	$32.5	$26.5	$24.3
Onshore support costs	38.1	35.6	38.4	35.3	34.6
	$64.8	$66.2	$70.9	$61.8	$58.9

Valaris Total	$144.2	$152.3	$149.8	$84.0	$96.0

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Feb 18, 2025	Oct 30, 2024	Jul 29, 2024	Apr 30, 2024	Feb 15, 2024
CONTRACT BACKLOG (1)
Floaters
Drillships	$1,944.6	$2,289.7	$2,508.3	$2,223.9	$2,307.6
Semisubmersibles	79.4	106.0	122.1	180.7	224.1
	$2,024.0	$2,395.7	$2,630.4	$2,404.6	$2,531.7
Jackups
HD Harsh Environment	$614.6	$635.1	$665.0	$607.0	$646.8
HD & SD Modern	527.4	585.2	438.9	449.1	347.1
SD Legacy	171.0	178.4	189.0	128.8	173.5
	$1,313.0	$1,398.7	$1,292.9	$1,184.9	$1,167.4

Total	$3,337.0	$3,794.4	$3,923.3	$3,589.5	$3,699.1

Other
Leased and Managed Rigs	$271.5	$310.4	$384.2	$427.7	$222.3

Valaris Total	$3,608.5	$4,104.8	$4,307.5	$4,017.2	$3,921.4

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$405,000	$386,000	$358,000	$328,000	$307,000
Semisubmersibles	231,000	247,000	289,000	261,000	229,000
	$369,000	$359,000	$340,000	$312,000	$285,000
Jackups
HD Harsh Environment	$139,000	$163,000	$134,000	$123,000	$111,000
HD & SD Modern	109,000	111,000	115,000	103,000	119,000
SD Legacy	81,000	84,000	85,000	81,000	79,000
	$121,000	$133,000	$120,000	$108,000	$111,000

Total	$212,000	$228,000	$217,000	$197,000	$174,000

Other
Leased and Managed Rigs	$39,000	$32,000	$37,000	$45,000	$39,000

Valaris Total	$167,000	$171,000	$167,000	$153,000	$136,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues) by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	59%	70%	69%	64%	60%
Semisubmersibles	40%	45%	60%	51%	53%
	54%	63%	66%	61%	58%
Jackups
HD Harsh Environment	81%	72%	65%	55%	68%
HD & SD Modern	40%	44%	45%	44%	52%
SD Legacy	100%	100%	100%	100%	97%
	60%	60%	58%	53%	62%

Total	58%	61%	61%	56%	60%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	65%	69%	69%	64%	68%

Pro Forma Jackups (2)	68%	71%	68%	64%	70%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	77%	91%	90%	84%	68%
Semisubmersibles	66%	75%	100%	85%	89%
	74%	87%	92%	84%	72%
Jackups
HD Harsh Environment	99%	88%	80%	67%	83%
HD & SD Modern	85%	82%	81%	69%	80%
SD Legacy	100%	100%	100%	100%	97%
	93%	87%	82%	71%	83%

Total	85%	87%	86%	76%	79%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	89%	90%	90%	82%	84%

Pro Forma Jackups (3)	95%	91%	88%	80%	88%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,196	1,196	1,183	1,183	1,032
Semisubmersibles	460	460	455	455	460
	1,656	1,656	1,638	1,638	1,492
Jackups
HD Harsh Environment	1,012	1,012	1,001	1,001	1,012
HD & SD Modern	1,368	1,196	1,225	1,258	1,288
SD Legacy	184	184	182	182	184
	2,564	2,392	2,408	2,441	2,484

Total	4,220	4,048	4,046	4,079	3,976

Other
Leased and Managed Rigs	840	1,012	959	926	920

Valaris Total	5,060	5,060	5,005	5,005	4,896

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	920	920	910	910	920
Semisubmersibles	276	276	273	273	276
	1,196	1,196	1,183	1,183	1,196
Jackups
HD Harsh Environment	828	828	819	819	828
HD & SD Modern	644	644	683	803	828
SD Legacy	184	184	182	182	184
	1,656	1,656	1,684	1,804	1,840

Total	2,852	2,852	2,867	2,987	3,036

Other
Leased and Managed Rigs	840	1,012	959	926	920

Valaris Total	3,692	3,864	3,826	3,913	3,956

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
OPERATING DAYS (1)
Floaters
Drillships	704	834	815	761	622
Semisubmersibles	183	206	273	231	245
	887	1,040	1,088	992	867
Jackups
HD Harsh Environment	816	731	655	549	691
HD & SD Modern	548	528	552	555	665
SD Legacy	184	184	182	182	178
	1,548	1,443	1,389	1,286	1,534

Total	2,435	2,483	2,477	2,278	2,401

Other
Leased and Managed Rigs	840	1,012	959	926	920

Valaris Total	3,275	3,495	3,436	3,204	3,321

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
REVENUE EFFICIENCY (1)
Floaters
Drillships	94%	98%	99%	94%	88%
Semisubmersibles	100%	100%	100%	99%	94%
	95%	98%	99%	95%	90%
Jackups
HD Harsh Environment	99%	93%	99%	100%	99%
HD & SD Modern	99%	100%	100%	99%	97%
SD Legacy	100%	100%	100%	100%	97%
	99%	96%	99%	99%	98%

Valaris Total	96%	98%	99%	97%	93%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	3	3	3	3	3
	13	13	13	13	13
Jackups
HD Harsh Environment	9	9	9	9	9
HD & SD Modern	7	7	7	8	9
SD Legacy	2	2	2	2	2
	18	18	18	19	20

Total Active Fleet	31	31	31	32	33

Stacked Fleet
Floaters
Drillships	3	3	3	3	3
Semisubmersibles	2	2	2	2	2
	5	5	5	5	5
Jackups
HD Harsh Environment	2	2	2	2	2
HD & SD Modern	8	6	6	5	5
	10	8	8	7	7

Total Stacked Fleet	15	13	13	12	12

Leased Rigs (2)
Jackups
HD Harsh Environment	1	1	1	1	1
HD & SD Modern	6	8	8	8	7
Total Leased Rigs	7	9	9	9	8

Valaris Total	53	53	53	53	53

Managed Rigs (2)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)
(Unaudited)

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Cash	$50.0	$129.3	$131.7	$69.5	$92.9
Other current assets	127.7	129.4	157.8	198.3	184.0
Non-current assets	1,291.1	1,223.3	1,214.4	1,094.2	1,081.0
Total assets	$1,468.8	$1,482.0	$1,503.9	$1,362.0	$1,357.9

Current liabilities	$146.6	$200.7	$173.2	$135.0	$136.0
Non-current liabilities	1,202.7	1,176.9	1,172.2	1,057.6	1,056.8
Total liabilities	$1,349.3	$1,377.6	$1,345.4	$1,192.6	$1,192.8

Shareholders' equity	$119.5	$104.4	$158.5	$169.4	$165.1

Total liabilities and shareholders' equity	$1,468.8	$1,482.0	$1,503.9	$1,362.0	$1,357.9

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Revenues	$136.3	$113.7	$124.2	$138.3	$133.7
Operating expenses
Contract drilling (exclusive of depreciation)	81.5	93.8	94.1	98.3	88.0
Loss on impairment	—	28.4	—	—	—
Depreciation	29.4	21.1	19.7	19.0	19.5
General and administrative	7.5	4.9	5.5	5.8	6.3
Operating income (loss)	$17.9	$(34.5)	$4.9	$15.2	$19.9
Other expense, net	13.7	15.3	13.4	13.1	3.6
Provision (benefit) for income taxes	(10.9)	4.2	(1.8)	3.7	6.0
Net income (loss)	$15.1	$(54.0)	$(6.7)	$(1.6)	$10.3

ARO Adjusted EBITDA	$47.3	$15.0	$24.6	$34.2	$39.4

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Feb 18, 2025	Oct 30, 2024	Jul 29, 2024	Apr 30, 2024	Feb 15, 2024
CONTRACT BACKLOG (1)
Owned Rigs	$1,124.9	$1,236.9	$1,322.9	$1,398.9	$1,475.4
Leased Rigs (2)	298.0	344.4	510.4	583.3	662.7
Total	$1,422.9	$1,581.3	$1,833.3	$1,982.2	$2,138.1
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Leased rigs backlog as of July 29, 2024, included approximately $113 million related to the drilling contracts for VALARIS 147 and VALARIS 148, which previously received suspension notices from Saudi Aramco. The contracts were subsequently terminated and are no longer included in leased rigs backlog as of October 30, 2024.

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
AVERAGE DAILY REVENUE (1)
Owned Rigs	$112,000	$109,000	$104,000	$105,000	$100,000
Leased Rigs (2)	100,000	98,000	101,000	99,000	97,000
Total	$109,000	$103,000	$102,000	$102,000	$98,000

UTILIZATION (3)
Owned Rigs	89%	62%	77%	91%	96%
Leased Rigs (2)	77%	71%	86%	93%	94%
Total	84%	66%	82%	92%	95%

REVENUE EFFICIENCY (4)
Owned Rigs	94%	70%	90%	98%	94%
Leased Rigs (2)	77%	70%	91%	99%	98%
Total	87%	70%	91%	98%	96%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	8	8
Leased Rigs (2)	7	9	9	9	8
Total	16	18	18	17	16

AVAILABLE DAYS (5)
Owned Rigs	828	828	728	728	695
Leased Rigs (2)	658	828	765	744	736
Total	1,486	1,656	1,493	1,472	1,431

OPERATING DAYS (6)
Owned Rigs	739	510	561	664	668
Leased Rigs (2)	509	590	657	692	691
Total	1,248	1,100	1,218	1,356	1,359
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues) by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(6)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA, Adjusted EBITDAR and Free Cash Flow, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, depreciation expense and loss on impairment. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its fourth quarter 2024 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Valaris defines "Free Cash Flow" as net cash provided by operating activities less capital expenditures. Free Cash Flow is a non-GAAP measure that our management uses to assess the cash generation of our fleet after paying operating expenses and capital expenditures to maintain and upgrade our assets. We believe that this measure is useful to investors and analysts in allowing for greater transparency of the cash generation of our business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024

VALARIS
Net income	$130.6	$62.9
Add (subtract):
Income tax expense (benefit)	(6.8)	24.3
Interest expense	22.1	22.4
Other income	(26.7)	(14.7)
Operating income	119.2	94.9
Add (subtract):
Depreciation expense	33.9	31.7
Equity in (earnings) losses of ARO	(10.7)	23.8
Adjusted EBITDA	$142.4	$150.4

    A reconciliation of net loss as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024

ARO
Net income (loss)	$15.1	$(54.0)
Add (subtract):
Income tax expense (benefit)	(10.9)	4.2
Other expense, net	13.7	15.3
Operating income (loss)	$17.9	$(34.5)

Add:
Depreciation expense	29.4	21.1
Loss on impairment	—	28.4
ARO Adjusted EBITDA	$47.3	$15.0

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	Dec 31, 2024	Sep 30, 2024
FLOATERS
Net income	$102.4	$126.8
Subtract:
Other income	(1.7)	(0.3)
Operating income	$100.7	$126.5
Add:
Depreciation	16.0	14.8
Adjusted EBITDA	$116.7	$141.3
Add:
Reactivation costs	1.8	1.9
Adjusted EBITDAR	$118.5	$143.2

JACKUPS
Net income	$64.0	$45.7
Subtract:
Other income	(0.8)	(0.1)
Operating income	$63.2	$45.6
Add:
Depreciation	12.3	11.4
Adjusted EBITDA	$75.5	$57.0
Adjusted EBITDAR	$75.5	$57.0

OTHER
Net income	$13.2	$16.3
Add (subtract):
Other income	(1.0)	(0.9)
Operating income	$12.2	$15.4
Add:
Depreciation	2.8	2.9
Adjusted EBITDA	$15.0	$18.3
Adjusted EBITDAR	$15.0	$18.3

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ACTIVE FLEET (1)
Net income	$181.6	$186.8	$186.6	$80.8	$78.7
Subtract:
Other income	(2.4)	(0.4)	(2.8)	(7.0)	(3.3)
Operating income	$179.2	$186.4	$183.8	$73.8	$75.4
Add (subtract):
Reactivation costs	1.8	1.9	10.9	30.3	38.5
Depreciation	26.6	24.8	23.5	22.2	23.5
Other	—	—	(0.1)	—	0.1
Adjusted EBITDAR (2)	$207.6	$213.1	$218.1	$126.3	$137.5

LEASED AND MANAGED RIGS
Net income	$13.2	$16.3	$18.3	$24.8	$22.1
Subtract:
Other income	(1.0)	(0.9)	—	—	—
Operating income	$12.2	$15.4	$18.3	$24.8	$22.1
Add (subtract):
Depreciation	2.8	2.9	2.5	1.3	1.2
Other	—	—	—	—	(0.1)
Adjusted EBITDAR (2)	$15.0	$18.3	$20.8	$26.1	$23.2

STACKED FLEET
Net loss	$(15.2)	$(14.3)	$(19.7)	$(7.9)	$(8.3)
Subtract:
Other income	(0.1)	—	—	(0.1)	(0.1)
Operating loss	$(15.3)	$(14.3)	$(19.7)	$(8.0)	$(8.4)
Add (subtract):
Depreciation	1.7	1.4	1.5	1.4	2.7
Other	—	—	—	—	(0.1)
Adjusted EBITDAR (2)	$(13.6)	$(12.9)	$(18.2)	$(6.6)	$(5.8)

TOTAL FLEET
Net income	$179.6	$188.8	$185.2	$97.7	$92.5
Subtract:
Other income	(3.5)	(1.3)	(2.8)	(7.1)	(3.4)
Operating income	$176.1	$187.5	$182.4	$90.6	$89.1
Add (subtract):
Reactivation costs	1.8	1.9	10.9	30.3	38.5
Depreciation	31.1	29.1	27.5	24.9	27.4
Other	—	—	(0.1)	—	(0.1)
Adjusted EBITDAR (2)	$209.0	$218.5	$220.7	$145.8	$154.9
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
DRILLSHIPS
Net income	$95.4	$117.3	$79.6	$49.4	$4.7
Subtract:
Other income	(1.7)	(0.3)	(1.5)	(6.2)	(2.0)
Operating income	$93.7	$117.0	$78.1	$43.2	$2.7
Add (subtract):
Depreciation	14.7	13.9	13.2	12.4	14.0
Other	—	—	(0.1)	—	—
Adjusted EBITDA (1)	$108.4	$130.9	$91.2	$55.6	$16.7

SEMISUBMERSIBLES
Net income	$7.0	$9.5	$34.5	$14.7	$19.6
Subtract:
Other income	—	—	(0.2)	(0.1)	(0.1)
Operating income	$7.0	$9.5	$34.3	$14.6	$19.5
Add:
Depreciation	1.3	0.9	0.9	0.8	1.0
Adjusted EBITDA (1)	$8.3	$10.4	$35.2	$15.4	$20.5

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
HD HARSH ENVIRONMENT JACKUPS
Net income	$43.5	$24.8	$31.0	$0.4	$15.4
Add (subtract):
Other (income) expense	(0.3)	0.2	(0.3)	(0.3)	(0.1)
Operating income	$43.2	$25.0	$30.7	$0.1	$15.3
Add:
Depreciation	6.8	6.4	5.6	5.3	5.8
Adjusted EBITDA (1)	$50.0	$31.4	$36.3	$5.4	$21.1

HD & SD MODERN JACKUPS
Net income	$16.9	$17.6	$19.2	$6.4	$28.2
Subtract:
Other income	(0.5)	(0.2)	(0.8)	(0.6)	(1.2)
Operating income	$16.4	$17.4	$18.4	$5.8	$27.0
Add:
Depreciation	3.1	2.6	2.9	2.8	3.0
Other	—	—	—	—	0.1
Adjusted EBITDA (1)	$19.5	$20.0	$21.3	$8.6	$30.1

SD LEGACY JACKUPS
Net income	$3.6	$3.3	$2.6	$2.0	$2.5
Add (subtract):
Other (income) expense	—	(0.1)	—	0.1	—
Operating income	$3.6	$3.2	$2.6	$2.1	$2.5
Add (subtract):
Depreciation	2.4	2.4	2.4	2.3	2.4
Other	—	—	—	—	(0.1)
Adjusted EBITDA (1)	$6.0	$5.6	$5.0	$4.4	$4.8

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Cash from Operating Activities to Free Cash Flow

(In millions)	Three Months Ended
	Dec 31, 2024	Sep 30, 2024
Net cash provided by operating activities	$124.6	$193.0
Additions to property and equipment	(111.7)	(81.9)
Free cash flow	$12.9	$111.1